Exhibit A-2








                          FORM OF COMMERCIAL PAPER NOTE

                                (Name of Company)

$_________________________                                 No.________________

On_______________________for value received we promise to pay to the order of bearer the sum of_____________________________DOLLARS payable at the principal office of ________________________New York, N.Y.

Date Issued_________________________

Countersigned                                           (Name of Company)

as agent

By____________________                                 By___________________
               (Title)                                        (Title)


                                                         --------------------
                                                              (Title)